Exhibit 10.8

HEMOSENSE INR PST SUPPLIER AGREEMENT

This AGREEMENT made as of April 2, 2004 by and between Raytel Cardiac Services, with its principal place of business, 7 Waterside Crossing, Windsor, CT 06095 (hereafter referred to as “RCS” or “DISTRIBUTOR”), and HemoSense, Inc., with its principal place of business 600 Valley Way, Milpitas, CA 95035 (hereafter referred to as “HemoSense” or “SUPPLIER”), a California Corporation, and referred to collectively hereafter as “the PARTIES”.

Recital:

A. HemoSense manufactures products, which include instrumentation and reagents designed for testing various blood analytes, known and referred to herein as the “PRODUCTS” (Exhibit A, “Products”), and

B. RCS is a provider of remote cardiac monitoring services with a recognized status of an Independent Diagnostic Testing Facility (IDTF); and

C. RCS desires to distribute and market HemoSense Products and related test supplies in conjunction with certain monitoring services it provides, subject to the conditions set forth herein; and

NOW, THEREFORE the parties agree as follows:

1.	Appointment. Hemosense hereby appoints, and RCS hereby accepts HemoSense appointment of RCS as a nonexclusive distributor of HemoSense Products as listed in Schedule A commencing on the date that this agreement is executed. RCS’s authority under this Agreement is limited to distributing Products directly to its end-use customer patients, medical clinics, hospitals, physician groups and other medical sites (collectively, “End Users”). RCS has no right to appoint sub-distributors.

2.	Products. RCS will be entitled to distribute, market and sell the HemoSense Products in the territory listed in Schedule B. HemoSense reserves the right, at it’s sole discretion, without notice at any time, to offer, license, rent or sell HemoSense Products, directly or indirectly, through the appointment of additional distributors in the territory, however Hemosense agrees that at no time during the term of this agreement will it enter into or maintain a distribution or co-marketing agreement with any organization that competes with RCS in the businesses of [***] or [***], or 30-day cardiac event monitoring. When new Products as part of the Product line become available, HemoSense will notify RCS and RCS will have the right to purchase these new Products from HemoSense. At its sole discretion, HemoSense may implement changes to the Products or develop new Products. Any such changes or developments that may affect any aspect of RCS’s distribution, or the use of these Products by RCS or it’s customers, shall be communicated to RCS at least thirty (30) days prior to the implementation of such changes or developments. HemoSense also warrants that regardless of any such changes, HemoSense will continue to make test strips available in sufficient quantities to support RCS’s existing customer base, and such test strips will continue to available to RCS at a price no higher than that previously agreed upon.

3.	Term of Agreement. This agreement will be in effect for a twelve (12) month term commencing upon the execution date of this agreement (the “Initial Period”). This Agreement shall thereafter continue in effect upon the same terms and conditions for successive one (1) year

*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.***

terms, unless either Party, at least ninety (90) days prior to the end of the initial or any successive term gives written notice to the other Party of its intention to terminate this Agreement at the conclusion of the term then in progress. During the term of this Agreement or any renewal term, this Agreement may be terminated by either Party for a breach of this Agreement or other good cause by providing notice of such breach or good cause, and the breaching party shall then have thirty (30) days to correct the breach, and if the breach has not been corrected then the non-breaching party may then terminate this Agreement by providing written notice of termination to the breaching party.

4.	Payment Terms. Payment with regard to each of the Hemosense Products shall be made in United States Dollars at the address designated by Hemosense. Payment will be by certified check or wire transfer to a bank account designated by HemoSense. Payment will be within [***] from the date of each invoice for HemoSense Products A late fee of [***]% per month or the maximum rate permitted by usury law may be assessed against any outstanding balance greater than [***] due HemoSense, at HemoSense’ sole discretion.

5.	Shipment of Products. All HemoSense Products will be shipped F.O.B. shipping point from Hemosense facility in Milpitas, CA. Risk of loss and damage to Products shall pass to RCS upon delivery of possession of such Products to the carrier. RCS will be responsible for payment of shipping charges. Raytel agrees to pay shipping charges on all orders “drop shipped” by HemoSense directly to an end-user customer for RCS.

6.	Ordering, Delivery; Inspection and Return. RCS will place written orders (“order”) for the HemoSense Products, each of which shall be (i) sent to HemoSense at the address first written above (or such other address as HemoSense may designate), (ii) request a delivery date during this Agreement’s term. Notwithstanding anything to the contrary set forth in this Agreement, no order is binding until accepted by HemoSense, provided that orders will be assumed to have been accepted by HemoSense if HemoSense does not notify RCS within five (5) business days after receipt of an order of its rejection of that order. Orders will not be binding until the earlier of such acceptance or shipment, and, in the case of acceptance by shipment, only to the portion of the order actually shipped. HemoSense shall use good faith commercial efforts to process and ship all accepted orders in accordance with requested delivery dates; provided that in no case shall HemoSense have any obligation to with respect to requested delivery dates that follow, by less than 30 days, the date of HemoSense’ receipt of RCS’s order. Upon request by RCS, HemoSense will confirm order shipment to RCS by fax or email. RCS shall inspect the Products upon receipt and, unless RCS reports in writing to HemoSense any visible, external damages or defects within 5 business days of receipt thereof (including, with each such notice, a written description of RCA’s reasons for rejecting the Products and a request for a return-materials-authorization (“RMA”) number from HemoSense), such HemoSense Products will be deemed accepted and RCS shall have waived any remedies with respect to any such visible external damages. A damaged HemoSense Product properly rejected under this Section 6 will be promptly returned by RCS to HemoSense and will be replaced by HemoSense at no charge to RCS. HemoSense will ship Products with no less than [***] months shelf life remaining on those Products for the first [***] months of our agreement, but [***] months minimum for the remainder of the agreement, to fulfill the terms of this Agreement. Any Products purchased by RCS that remain unsold are the property of RCS. All Product orders are subject to this Agreement’s terms and conditions. Nothing contained in any

*** Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

order or like document that RCS submits to HemoSense will in any way modify or add to this Agreement’s terms and conditions.

7.	Forecasting. RCS will provide a 12-month non-binding rolling forecast for HemoSense Products to HemoSense. By the 15th of the first month of each calendar quarter.

8.	Leasing Agreement: A master lease line will be made available through an independent leasing agent. RCS, upon approval of the lease agent, shall make monthly lease payments according to the terms of the lease agreement negotiated between the designated lease agent and RCS.

a.	Consignment: RCS shall provide HemoSense with storage and warehousing services with respect to INRatio Meters that HemoSense consigns to RCS until delivery is made to an RCS customer within the Territory. Upon shipment of the HemoSense Product to an RCS End-User customer, the consignment converts to a sale that RCS shall report to HemoSense.

b.	Risk of Loss: HemoSense retains all title to the consigned Products held by RCS on consignment. Consistent with Section 5, risk of loss in such consigned inventory remains with RCS, including where RCS has been found negligent in the storage of equipment, and for loss due to theft or an act of God, until delivery of the RCS inventory from RCS to the End-User customer, at which time title shall pass directly from HemoSense to the third party leasing agent pursuant to the terms of the master lease line agreement between RCS and the leasing agent. RCS is required to maintain insurance against the risk of loss described above.

c.	Notification: Concurrently with each lease Product delivery, RCS shall render an invoice for the delivered Product directly to HemoSense and the third party leasing agent. Such invoices shall be provided to confirm the conversion of a consigned instrument to a Lease through the leasing agent. This conversion to a sale also will initiate the payment of the instruments from the leasing agent to HemoSense.

9.	Pricing. Upon the effective date of this agreement the HemoSense Products will have the pricing detailed in Schedule A. These prices shall not change for the initial term of this agreement. Prices may be revised upward or downward every [***] months on the agreement effective date anniversary. Any price increases, excluding third party leasing costs, shall not exceed [***]% per annum. [***] notice must be provided by HemoSense to the RCS if there are to be any price increases.

10.

Uses, Maintenance, Repair and Storage. RCS shall ensure, at RCS’s sole expense, that the HemoSense Products at RCS storage will be: (i) stored, kept in good repair, condition and working order and is used only for the purposes, and in the manner, set forth in written manuals and instructions from HemoSense, (ii) placed by RCS with end-users / patients that will be trained in accordance with the applicable training manual and regulatory agency requirements for the performance of INR Anticoagulation home monitoring; (iii) not altered,

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

replaced or moved to a location(s) other than the one to be agreed to in accordance to section 4 above, without written notice being provided to HemoSense (not including placing of HemoSense Products with end-users). HemoSense shall, at any time upon reasonable prior notice to RCS, have access to the HemoSense Products Inventory held by RCS to inspect, repair, maintain such HemoSense Products, and RCS shall grant such access to HemoSense and its designees; (iv) RCS shall maintain adequate property and damages insurance with regard to all HemoSense Products that shall be in consignment/ storage at RCS’s locations.

11.	Compliance with Laws. HemoSense represents that all of HemoSense Products are fully compliant with all laws and regulations applicable to the HemoSense Products, including but not limited to, that all such HemoSense Products are FDA approved. RCS represents that it shall comply with all laws and regulations applicable to the distribution of Products hereunder and to the rendering of the INR Anticoagulation remote monitoring including without limitation all applicable regulations of the U.S. Food and Drug Administration and comparable regulatory bodies within the Territory. In the event of a Product Recall: (a) the parties shall cooperate fully with each other in effecting any recall of the HemoSense Products including communications with customers and other purchasers or users; (b) RCS must promptly provide the location of all HemoSense Products RCS has sold, rented or holds in it’s inventory to HemoSense; (c) HemoSense will pay for all direct costs and expenses incurred by RCS at HemoSense’s request related to any such recall process. HemoSense has informed RCS that according to the FDA approval requirements with regard to the HemoSense Products, HemoSense is required to maintain certain information with regard to end-users of the HemoSense devices (“End-User Data”), as specified in Schedule D. RCS will make the End-User Data available to HemoSense on the 15th of the month for the prior month placements of HemoSense equipment with patients, and professional users. In all cases other than the event of Product Recall, RCS shall only provide HemoSense Product name, catalog number, lot number and serial number, and the associated zip code in which Products were shipped. HemoSense will use the End-User Data, for the purpose of complying with FDA compliance requirements. RCS shall not export or re-export (directly or indirectly) any HemoSense Products or documentation or other technical data. For clarity, as between the Parties, the decision of whether to recall any Product rests solely with HemoSense.

12.	Warranty and Service. HemoSense Limited Warranty terms for End Users are specified in Schedule E. In no event shall HemoSense have any obligation to make repairs, replacements or corrections required, in whole or in part, as a result or (i) normal wear and tear, (ii) accident, disaster or event of force majeure, (iii) misuse, fault or negligence of or by RCS, (iv) use of Products in a manner which they were not intended, (v) causes external to the Products such as, but not limited to, power failure or electrical power surges or (vi) use of Products in combination with equipment or software not supplied by HemoSense. In addition to HemoSense [***] months’ warranty, HemoSense will service the rented HemoSense devices for an additional [***] months as of the last day of the above warranty period (“Service Period”) based on Schedule A. During the Service Period HemoSense will fix or replace, without any charge, any defect or faulty HemoSense device for End Users as set forth in, and subject to the terms of, Schedule E. RCS shall provide prompt pre- and post sales and rental service and support for all HemoSense Products located in the territory that have been sold or rented to the End-User customer through RCS or which RCS may otherwise, from time to time, agree with HemoSense to service and support. RCS will provide necessary and useful installation assistance and consultation on the use of HemoSense Products, timely respond to customers

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

questions concerning use of HemoSense Products, assist customers in the diagnosis and correction of problems encountered in using HemoSense Products, and keep HemoSense reasonably apprised of the general nature of such questions and problems. HemoSense shall have available for RCS’s use a toll free telephone technical assistance help desk. This may also be utilized by End-User customers after RCS determines that they require HemoSense assistance.

a.	Limitation of Warranty. The warranty under this Section 12 shall not cover: (i) damage to HemoSense Products caused in whole or in part by the breach of any term of this Agreement, including without limitation, the unauthorized operation, storage, maintenance or repair, or (ii) any damages to or defects in HemoSense Products that could have been ascertained by RCS upon inspection of Instrument in accordance with Section 5. EXCEPT FOR HEMOSENSE’S LIMITED WARRANTY TO END USERS (SCHEDULE E) WHICH SHALL ACCOMPANY THE PRODUCTS WHEN SHIPPED, HEMOSENSE PROVIDES NO WARRANTY, EXPRESS OR IMPLIED, AND SPECIFICALLY DISCLAIMS ANY WARRANTY OF MERCHANTABILITY, NON-INFRINGEMENT OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO THE PRODUCTS.

b.	Limitation of Liability. HemoSense’s exclusive liability for any damaged or defective Instrument for which HemoSense is responsible under Sections 5 (to RCS) and 12 (to End Users) is limited to the repair or replacement of the damaged or defective Instrument.

13.	Title. On leased HemoSense Products, title shall remain with HemoSense’s designated leasing agent the terms of the lease are fulfilled by RCS

14.	Trademarks, Trade Names, Logos, Patents

Use during Agreement. During the term of this Agreement, RCS is authorized by HemoSense to use the trademarks, trade names, logos, service marks and designations HemoSense uses for HemoSense Products listed on Schedule A hereto (hereinafter collectively referred to as the “Trademarks”) solely in connection with RCS’s advertisement, promotion and distribution of HemoSense Products in the Territory on a non-exclusive basis and for no other purpose. RCS’s use of such Trademarks shall be in accordance with HemoSense’s policies in effect from time to time, including but not limited to trademark usage and cooperative advertising policies. RCS agrees not to attach any additional trademarks, trade names, logos, service marks or designations to any HemoSense Product. RCS further agrees not to use any HemoSense Trademark in connection with any non-HemoSense Product. RCS will submit any sales promotion materials, sales aids, press releases or advertisements pertaining to the Product, services or HemoSense which RCS intends to use or publish in the Territory to HemoSense for approval prior to publication. HemoSense shall be provided a minimum Seven (7) working day period to review the material. If HemoSense does not get a response from RCS within Seven (7) working days of the date upon which materials were submitted for approval, HemoSense may proceed to use the material.

a.

Copyright and Trademark Notices. RCS shall include on each HemoSense Product that it distributes, and on all containers and storage media thereof, all trademark copyright and other notices of proprietary rights included by HemoSense on such HemoSense Product. RCS agrees not to alter, erase, deface or overprint any such notice on anything provided by HemoSense. RCS also shall include the appropriate trademark

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notices when referring to any HemoSense Product in advertising and promotional materials.

b.	RCS Does Not Acquire Proprietary Rights. RCS has paid no consideration for the use of HemoSense’s Trademarks or copyrights, and nothing contained in this Agreement shall give RCS any right, title or interest in any of them. RCS acknowledges that HemoSense owns and retains exclusive rights to all trademarks, trade names, logos, designations, service marks, copyrights and other proprietary rights, including associated goodwill, in or associated with HemoSense Products, and that it shall not at any time during or after this Agreement assert or claim any interest in or do anything that may adversely affect the validity of any trademark, trade name, logo, designation, service mark or copyright belonging to or licensed to HemoSense (including, without limitation any act or assistance to any act, which may infringe or head to the infringement of any of HemoSense’s proprietary rights). Upon expiration or termination of this Agreement, RCS shall immediately cease all display, advertising and use of all HemoSense Trademarks and shall not thereafter use, advertise or display any trademark, trade name, logo or designation which is, or any part of which is, similar to or confusing with any trademark, trade name, logo or designation associated with any HemoSense Product.

c.	HemoSense usage of RCS Trademarks, Trade Names, Logos. During the term of this Agreement, HemoSense is authorized by RCS to use the trademarks, trade names, logos, service marks and designations (“RCS Trademarks”) RCS uses for RCS Products and Services, solely in connection with HemoSense’s advertisement, promotion and distribution of HemoSense Products and the RCS Services in the Territory on a non-exclusive basis and for no other purpose. Accordingly, the provisions of sections 9(a)-9(c) will apply to HemoSense, and HemoSense will comply with the provisions of section 9(a)-9(c) above, with regard to the RCS Trademarks.

No infringement of third party proprietary rights. HemoSense represents that to the best of HemoSense’s knowledge the HemoSense Products do not infringe any US patents and/or to the best of HemoSense’s knowledge any other third party intellectual properties.

15.	Confidential Information. All technical and commercial information, whether or not of a documentary nature, pertaining to the systems, operations, processes, products (including but not limited to) monitoring service procedures, customer databases, product performance data, monitoring techniques, accounting and billing systems, software, patent applications, invention disclosures, trade secrets and know-how of RCS or HemoSense which is disclosed or observed by either Party shall be deemed “Confidential Information” to the extent (i) such information is marked “confidential” or “proprietary” (or with some similar designation) at the time of disclosure, or (ii) if disclosed orally, is identified as Confidential Information at the time of disclosure and confirmed as such in writing within a reasonable time thereafter. Notwithstanding the foregoing, Confidential Information shall not include any information that: (a) is now or later becomes publicly known through no fault of the receiving party, (b) was previously known to the receiving party, as evidenced by its records, (c) is subsequently furnished to receiving party by a third party, as a matter of right and without restrictions on disclosure, or (d) is independently developed by the receiving party, as evidenced by its records.

The Parties agree that all Confidential Information will be held in trust and confidence and will not be disclosed to third parties without the prior written permission of, or used in any manner or for any purpose inconsistent with the interests of, or without prior written permission of the owner of such Confidential Information. However, notwithstanding anything to the contrary in this Section 16, either party may disclose the other party’s Confidential Information to the extent it is required or

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requested to do so by legal process, provided that the party required to make such disclosure shall give the original discloser of the Confidential Information prompt notice so that the original discloser may seek a protective order or other appropriate relief. If a protective order is not obtained, the party required to make the disclosure shall disclose only that portion of the Confidential Information that its counsel advises it as being legally required to disclose. Both Parties agree to hold that their obligations under this Section 16 shall survive for three years from the termination of this Agreement.

16.	HemoSense Support and RCS Activities. HemoSense shall support RCS distribution and marketing efforts, by rendering assistance to RCS and RCS will undertake appropriate marketing and training activity, as listed in Schedule F. In addition, HemoSense will use commercially reasonable efforts to inform RCS of any relevant leads for customers interested in using INR Anticoagulation home monitoring of which it becomes aware. RCS will perform relevant activities with regard to the distribution, marketing and sale of the HemoSense Products and the INR Anticoagulation remote monitoring, including for example — the training of end-users, either directly or indirectly by third parties. RCS will provide by the 15th of every month the information as outlined in Schedule D.

17.	Remedies. All rights and remedies of each of the parties to this Agreement are cumulative, and may, to the extent permitted by law, be exercised concurrently or separately, and the exercise of any one remedy shall not be deemed to be an election of such remedy or to preclude the exercise of any other remedy (whether at law or in equity). No failure on the part of HemoSense or RCS to exercise, and no delay in exercising, any right or remedy shall operate as a waiver thereof unless specifically waived accordingly by HemoSense or RCS in writing, nor shall any single or partial exercise by HemoSense or RCS of any right or remedy preclude any other or further exercise thereof or the exercise of any other right or remedy.

18.	Other Covenants. During the term of this Agreement both Parties agree that they will not co-promote or have marketing or distribution relationships with any heart valve manufacturer identified on Schedule G (which does not include [***]). This shall not limit however, either Party from providing it’s product or service to patients with heart valves manufactured by organizations that may compete with [***].

19.	Notices. All notices shall be in writing and delivered to the other party in person or by registered mail at the address below, or such other address as may be specified by like notice to the other party. RCS shall notify HemoSense of any claim or proceeding involving HemoSense Products within 10 days after RCS learns of such claims or proceedings. RCS and HemoSense shall notify each other within 30 days of (i) A change in executive Management, (ii) Any change of control or a transfer of all or substantially all of each Company’s assets.

20.	Termination. This Agreement maybe terminated by either party, during the Initial Period or any Subsequent Period, subject to the following prior notice period: (i) with a [***] prior written notice if terminated by HemoSense; (ii) with a [***] prior written notice if terminated by RCS. In the event of Termination of this Agreement, RCS, unless the parties agree otherwise, shall continue to pay the third party leasing agent for the INRatio instruments in accordance to the lease payment schedule. HemoSense is obligated to support existing RCS customers with strip supplies at the prices agreed upon in this supply agreement for a period of not less than [***] months, and for the entire remaining lease period on any INRatio instruments leased by RCS not to exceed [***] months.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

21.	Severability. If any part of this Agreement is in conflict with any statute or rule of law of any state or district in which it may be sought to be enforced, then such provision shall be deemed null and void to the extent that it conflicts therewith, but without invalidating the remaining provisions hereof

22.	Entire Agreement. This Agreement and Schedules contain the entire agreement between the parties and supersedes all other understandings and agreements (written or oral) between the parties. The Schedules to this Agreement may contain terms and conditions that are in addition to or at variance with the General Terms and Conditions set forth herein. In the event of any conflict between the General Terms and Conditions set forth herein and any of the Schedules, the terms and conditions set forth in the Schedules shall apply. Any modification of this Agreement or Schedules shall be valid only if in writing and signed by both parties. RCS may not assign this Agreement – or any of its rights or obligations under this Agreement - without the prior written consent of HemoSense.

23.	Governing Law. This Lease shall be construed in accordance with and governed by the laws of the State of New York.

24.	The Parties (or affiliates of the Parties) will not issue any unilateral public announcement and/or press release and/or similar communications with regard to this Agreement and/or any other maters arising from or in connection with this Agreement, without the other party’s prior consent.

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date first above written.

HemoSense: HemoSense, Inc.		RCS: Raytd Cardiac Services

By:	/s/ Dale Clendon	By:	/s/ Richard E. Albrecht
Printed Name:	Dale Clendon	Printed Name:	Richard E. Albrecht
Title:	VP Sales	Title:	Vice President Business Development
Address:	600 Valley Way Milpitas, CA	Address:	7 Waterside Crossing Windsor, CT 06095
Date:	4/1/04	Date:	4/1/04

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

SCHEDULE A

HEMOSENSE PRODUCTS & PRICING

Pricing for PST Kit and disposable strips are the following:

Product Description	Product Number	Pricing
Patient Self-Test Kit	# 0100007	List $1,995.00 each
Includes:
1 INRatio Meter 1 Users Guide 1 Quick Reference Guide 1 Patient Results Log 1 Lancet Device	#_5500240_______	RCS Purchase Pricing with [***] Month Warranty: $[***]
12 Sterile Blood Lancets		RCS Purchase Pricing with
1 Starter Kit 4 AA Batteries 1 Carrying Tote	#_5500241______	[***] Month Warranty: $[***] [***] Month Lease with [***] Month Warranty:
________
[***]
Test Strips Includes: 12 INRatio Test Strips per Box	#0100071	List $120.00 box RCS Pricing: $[***] box of 12 strips
Test Strips – Bulk Pack Includes: 48 INRatio Test Strips	#0100139	List $264.00 box RCS Pricing: $[***] box

Other provisions with regard to supply of HemoSense Products:

Cancellation of Deliveries. HemoSense reserves the right to cancel any orders placed by RCS and accepted by HemoSense or to refuse shipment thereof, if RCS fails to make any payment as provided in this Agreement or otherwise agreed to by HemoSense and RCS.

•	HemoSense also reserves the right, subject to a prior [***] written notice to RCS, to discontinue the manufacture or distribution of any or all HemoSense Products. Upon receipt of such notice, RCS will be entitled, at its sole discretion, to terminate this Agreement immediately or in a shorter period than 90 days notice.

•	All of INRatio® disposable test strips will be supplied to RCS with an the maximum available shelf life, and an Expiration Date no shorter than [***] months as of date of delivery for the first [***] months of the agreement, but a minimum of [***] [***] for the remainder of the agreement.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

SCHEDULE B

Territory

RCS shall have the right to promote, distribute and sell the HemoSense Products only in the geographic area described as follows:

Total United States Market

It is further understood and agreed to between the parties that HemoSense may directly or indirectly sell the HemoSense Products itself within the territory or elsewhere via electronic commerce, OEM arrangements, national or worldwide purchasing/selling organizations, or HemoSense direct sales.

Moreover, it is further understood and agreed to that HemoSense has developed or, at its sole discretion, may develop substantially similar or substantially identical products and/or merchandise under different trade names, and HemoSense retains the right, itself or through any other party, to promote, distribute and sell products under different trade names within any part or all of the geographic area defined above. However, Hemosense agrees that at no time during the term of this agreement will it enter into or maintain a distribution or co-marketing agreement with any organization that competes with RCS in the businesses of transtelephonic pacemaker or ICD monitoring, 30-day cardiac event monitoring, or Holter monitoring.

RCS MUST NOT EXPORT HemoSense PRODUCTS EXPORT OUTSIDE OF THE TERRITORY.

RCS has the right to sell in the Self Care Market segment only for sales to patients via the physician, as an IDTF or direct to patients on a physician prescription

It is understood that existing customers utilizing HemoSense Products will not be pursued by RCS without prior agreement with HemoSense.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

Schedule D

END-USER DATA needed for FDA Reporting and Other Data Requirements

RCS will keep record of the following data with regard to each HemoSense device:

•	HemoSense product name and catalog number

•	Lot or serial number

•	For purposes of recall, name, address and contact number for each end-user of each HemoSense device

RCS will cooperate with HemoSense to provide the FDA or other regulatory agencies with required information regarding the products or it’s users.

RCS will collect and inform HemoSense of Market conditions, customer issues, trade and tariff issues within the territory that reasonably may be expected to affect this agreement or the transactions contemplated.

RCS’s Inventory levels of HemoSense product by Product catalog number as of the end of the month.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

Schedule E

HemoSense LIMITED WARRANTY

Limited Warranty

HemoSense guarantees to the original purchaser that the INRatio meter is free from defects in material and workmanship for one year from the date of purchase or, if longer, up to the warranty expiration date listed on the product packaging. Under the terms of this warranty, HemoSense will replace or repair, at no charge, any meter component with defects in material or workmanship. Warranty Service provided under this agreement does not guarantee uninterrupted operation of the meter. To qualify for this warranty, you must fill out and send in a warranty registration card. Before returning the defective component, please obtain a Return Material Authorization number (RMA#) from HemoSense Customer Service.

HEMOSENSE MAKES NO WARRANTIES OTHER THAN EXPRESSLY STATED HEREIN AND EXPRESSLY EXCLUDES ANY IMPLIED WARRANTY OR MERCHANTABILITY OR FITNESS FOR A PARTICULAR USE.

In addition to the batteries, the INRatio meter has only two user serviceable parts: the cleaning door and the battery door. Unauthorized modification, abuse, or use for purposes other than expressly described herein of any other component will void the warranty. The warranty does not apply to any component that is damaged by improper storage, accident, failure to follow operating instructions as described in the User’s Manual, or that is subject to alteration, misuse, tampering, and/or abuse.

HemoSense’s entire liability in connection with the purchase or operation of the INRatio system, including without limitation, liability arising from Hemosense’s negligent or other acts or omissions, and/or any warranty, regardless of the legal or equitable basis of any claim, shall be limited to the price of the meter. In no event shall HemoSense be liable to the purchaser for any incidental, indirect, special, consequential (including, but not limited to loss of income or profits), or punitive loss or damages arising from or in any way connected with the purchase or operation of the system, or any liability relating to a claim made against a customer by a third party, even if HemoSense or its distributors are aware of the possibility of such claim or damages, except as expressly and specifically set forth pursuant to the above warranty.

Use of the INRatio system

The INRatio system is designed for use in monitoring patients on oral anticoagulant therapy. Proper adherence to the instructions in the User’s Manual and package insert are critical to proper operation. Failure to comply with these instructions could lead to inaccurate results and resultant incorrect medication dosing.

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.

Schedule F

HemoSense Assistance and Support to RCS & RCS Obligations

•	Training Material

•	Samples of devices — HemoSense agrees to supply up to [***] INRatio at [***]% of the price listed on Schedule A. These may be a combination of new and rebuilt units. In addition, HemoSense will provide [***] test strip samples for use by the RCS sales force at the discretion of the designated HemoSense Regional Business Manager

•	Marketing and educational material

•	Literature for RCS sales Reps

•	Help Desk for end-user patients support

•	Sales and Marketing support, including but not limited to:

•	[***]

•	Periodic advertising support to be determined

•	Sales Compensation support for the first [***] months of this agreement at the rate of $[***] per INRatio instrument placed with an end user. This support shall be reviewed by both Parties at the end of [***] months and may be renewed thereafter upon mutual agreement.

RCS Obligations

RCS agrees to ensure that it’s staff is conversant with the technical language conventional to HemoSense Products and shall develop sufficient knowledge of the industry, of HemoSense Products and competitive products so as to be able to explain in detail to it’s customers the differences and advantages of HemoSense Products.

RCS agrees to establish and maintain a separate and distinct toll-free phone number for Hemosense sales and marketing purposes.

RCS shall train and maintain a sufficient number of technical and sales personnel having the appropriate knowledge to deal with HemoSense products and provide sales and service to customers. HemoSense shall make personnel available for training sessions to be held at the RCS’s location in order to train RCS’s personnel on sales, marketing and technical issues.

The parties agree to review the results of this agreement within 3 weeks after the first six months, and to establish a non-binding goal for meters and strips for the second six-month period.

RCS agrees to include HemoSense in it’s marketing efforts and provide literature referring to the product line

RCS has a help desk that supports patients who will use the HemoSense INRatio system

***	Confidential treatment requested pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. Omitted portions have been filed separately with the Commission.